As filed with the Securities and Exchange Commission on November 19, 2010

Registration No. 333-169815

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2068	87-0430320
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Beihuan Road
Junan County
Shandong, China 276600
(+86) 539-7317959
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, NV 89703
(877) 734-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Lerner, Esq., Bill Huo, Esq., and Ari Edelman, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 19, 2010

Prospectus

AMERICAN LORAIN CORPORATION

3,440,800 Shares
Common Stock

This prospectus relates to 3,440,800 shares of common stock, par value $0.001 per share, of American Lorain Corporation that may be sold from time to time by the selling stockholders named in this prospectus.

We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders.

You should read this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus carefully before you invest.

Our common stock is traded on the NYSE Amex under the symbol “ALN.” The last reported sale price of our common stock on November 17, 2010 was $2.70 per share.

Investing in our securities involves various risks. See “Risk Factors” on page 2 of the prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the completeness or the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. The selling stockholders named herein may sell up to 3,440,800 shares of our common stock under this prospectus. We sometimes refer to our common stock as “securities” throughout this prospectus.

This prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus, as well as information we file with the SEC and incorporated herein by reference, is accurate as of the date set forth on the front of such documents only. Our business, financial condition, results of operations and prospects may change following those date.

PROSPECTUS SUMMARY

In this prospectus, unless indicated otherwise,

  “We,” “us” and “our” refer to the combined business of ALN, ILH and their direct and indirect Chinese operating subsidiaries.

  “ALN” refers to American Lorain Corporation, a Nevada corporation

  “ILH” refers to International Lorain Holding, Inc., a Cayman Islands company that is wholly-owned by ALN.

  “Junan Hongrun” refers to Junan Hongrun Foodstuff Co., Ltd., a subsidiary of ILH.

  “Luotian Lorain” refers to Luotian Green Foodstuff Co., Ltd., a subsidiary of ILH.

  “Beijing Lorain” refers to Beijing Green Foodstuff Co., Ltd., a subsidiary of ILH.

  “Shandong Lorain” refers to Shandong Green Foodstuff Co., Ltd., a subsidiary of ILH.

About American Lorain

          Organizational Structure

          ALN is a corporation that was incorporated in Delaware on February 4, 1986 and was formerly known as Millennium Quest, Inc. On May 3, 2007, ALN completed a recapitalization, or reverse merger, with ILH. Prior to such date, ALN did not engage in active business operations other than to search for a potential acquisition target. Effective November 16, 2009, ALN reincorporated in Nevada from Delaware.

          ALN wholly owns ILH. ILH wholly owns two Chinese operating subsidiaries, Luotian Lorain and Junan Hongrun, directly. In addition, together with its subsidiary Junan Hongrun, ILH wholly owns Beijing Lorain and owns approximately 80% of Shandong Lorain (Shandong Economic Development Investment Co. Ltd. owns the remaining 20% interest). The following chart depicts our organizational structure:

American Lorain Corporation
100%
International Lorain Holding. Inc.
100%
Luotian Lorain
30%
100%
Junan Hongrun
70%
State Ownership
Beijing Lorain
25%
100%
55.2%
Shandong Economic Development Investment
19.8%
Shandong Lorain

Our Business

          We are an integrated food manufacturing company with headquarters in Shandong Province, China. We develop, manufacture and sell the following types of food products:

  chestnut products;

  convenience foods (including ready-to-cook meals, ready-to-eat meals and meals ready-to-eat); and

  frozen, canned, and bulk food.

          We conduct our production activities in China. Our products are sold in 26 provinces and administrative regions in China and 42 foreign countries. We believe that we are the largest processed chestnut foods manufacturer in China. We have developed brand recognition for our chestnut products in China, Japan and South Korea over the past 10 to 15 years. We produced over 50 high value-added processed chestnut products in the third quarter of 2010. We derive most of our revenues from sales in China, Japan and South Korea. Our primary strategy for 2010 has been to expand our brand recognition in the Chinese market for our convenience foods products. During the nine months ended September 30, 2010 and 2009, sales of our convenience food products accounted for 35.3% and 21.6%of our revenue, respectively. Our strategy is intended to offset the seasonal nature of our chestnut business. In addition, these products are better received in many international markets than chestnut. We are also working to expand our brand recognition in China for our Chestnut products and frozen products. During the nine months ended September 30, 2010 and 2009, sales to Chinese customers accounted for 79.4% and 82.3% of our overall revenues, respectively. In addition, we are seeking distribution partners and local vendors to expand our marketing efforts in Asia, North America, Europe and the Middle East. We currently have immaterial sales and marketing activity in the United States, although our long-term plan is to significantly expand our activities there.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks, including for example:

  Potential inability to secure necessary raw materials in sufficient quantities, and fluctuations in raw material prices;

  Potential inability to maintain sufficient levels of working capital;

  The current global economic and financial crisis;

  Credit risk with respect to our accounts receivable;

  Potential for product liability and product recall claims, and potential litigation arising from these claims;

  Increased costs associated with increasing levels of governmental regulations;

  Inability to effectively manage rapid growth;

  Increased competition;

  Increases in energy costs;

  Potential loss of key members of our senior management; and

  Potential failure to have complied with PRC regulations regarding our restructuring.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves risks. You should read and consider the information set forth below in the section entitled “Risk Factors” and all other information set forth or incorporated by reference in this prospectus before investing in our common stock.

Summary of the Offering

Common stock offered by selling stockholders	3,440,800 shares of our common stock, par value $0.001 per share. This number represents approximately 10.0% of the outstanding shares of our common stock as of the date of this prospectus (1)

Common stock to be outstanding immediately after this offering	34,419,709 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

(1) Based on 34,419,709 shares of common stock outstanding as of November 17, 2010.

Corporate Information

          The address of our principal executive office in China is Beihuan Road, Junan County, Shandong, China 276600, and our telephone number is (+86) 539-7317959. We maintain websites at http://www.loraingroup.com and http://americanlorain.com, which contain information about our company. However, no information contained on our websites shall be deemed to be a part of this prospectus.

RISK FACTORS

          Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

          In addition to the foregoing risk factors, investors should also consider the following risk:

          The number of outstanding shares of our common stock available to be publicly traded may increase substantially as a result of certain terms of our September 2010 private placement, which could have a negative effect on the public trading price of our common stock. Certain purchasers in such private placement beneficially own significant blocks of our common stock, and could acquire additional blocks of our common stock under the terms of the private placement and upon registration of such shares under the Securities Act of 1933, as amended, or the Securities Act, these shares will be generally available for resale in the public market.

          In connection with the sale of the 3,440,800 shares of the Company’s common stock covered by the Registration Statement of which this Prospectus is a part, we entered into a Make Good Escrow Agreement, dated as of September 9, 2010, with the purchasers, pursuant to which Mr. Si Chen (the “Make Good Pledgor”), the Chairman and principal stockholder of the Company, agreed to transfer to the Purchasers shares of common stock owned by him in the event the Company’s earnings per share, as calculated thereunder, is less than $0.55 for the year ending December 31, 2010 or grows annually by less than 125% for the year ended December 31, 2011 or by less than 120% for the year ended December 31, 2012, in amounts as calculated under the formulas described thereunder, to make up for the shortfall. Pursuant to the Make Good Agreement, the Make Good Pledgor has agreed to place 1,300,000 shares of the Company’s common stock owned by him (“Escrow Shares”) in escrow to satisfy the foregoing obligation. In addition, the Make Good Pledgor has agreed to reserve an additional 3 million shares of his Company common stock (the “Reserve Shares”) to satisfy earnings per share shortfalls in 2010, 2011 and 2012 in excess of shortfalls covered by the Escrow Shares.

          The Securities Purchase Agreement also provides that prior to January 1, 2012, the Company will not issue any equity securities or equity-linked securities at a price per share that is below the private placement $2.80 per share purchase price without the prior written consent of the Purchasers holding a majority interest of the shares purchased in the private placement. The Purchasers have the right to negotiate with the Make Good Pledgor regarding the transfer of additional shares of common stock (the “Consent Shares”) from the Make Good Pledgor to the Purchasers as consideration for such consent.

          The transfer of such Escrow Shares, the Reserve Shares, and/or the Consent Shares, when taken together with the 3,440,800 shares sold in the private placement, are subject to approval by the Company’s stockholders at the Company’s next annual meeting to the extent in excess of 19.9% of the Company’s outstanding shares immediately prior to closing of the private placement. The Company has agreed to seek such stockholder approval, and the Make Good Pledgor, who owns more than a majority of the Company’s outstanding shares of common stock, has agreed to vote in favor of this proposal, thus assuring its approval.

           As of November 17, 2010, the purchasers in the private placement, together with their affiliates, owned, in the aggregate, approximately 25.8% of our outstanding common stock, assuming the exercise of the common stock warrants. As a result, these stockholders, if acting together, may have significant influence over the outcome of any stockholder vote, including the election of directors and other significant business matters that require stockholder approval. Such other significant business matters could include, for example, the approval of mergers or other business combination transactions.

          Under the registration rights agreement for the private placement, we have agreed to file the registration statement of which this prospectus is a part with the Securities and Exchange Commission, or the SEC, covering the resale of the Escrow Shares and the Reserve Shares. Upon such registration, these shares will become generally available for immediate resale in the public market. The market price of our common stock could fall due to an increase in the number of shares available for sale in the public market.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development or are otherwise statements not of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

          In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein or in any document incorporated by reference into this prospectus.

          You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above and incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Furthermore, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict every factor which may arise. In addition, we may not be able to accurately assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

          The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

          The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of such stockholder, shares of common stock underlying warrants held by such stockholder that are exercisable within 60 days of November 17, 2010 are included. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 34,419,709 shares of common stock outstanding as of November 17, 2010 (the 34,419,709 shares of common stock does not include the 2,555,695 shares of common stock issuable upon the exercise of outstanding warrants) plus shares of common stock issuable upon the exercise of warrants held by such selling stockholder.

          The selling stockholders acquired the securities being registered for resale in this prospectus pursuant to a securities purchase agreement, dated as of September 9, 2010, by and between us and the selling stockholders, pursuant to which we agreed to issue to the selling stockholders 3,440,800 shares of common stock. The aggregate purchase price was approximately $9.6 million.

          In connection with the transaction, we entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement covering the resale of the common stock with the Securities and Exchange Commission within thirty days of the transaction.

          None of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, none of the selling stockholders has held a position as an officer or director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our common stock and warrants pursuant to private placements, in May 2007 and October 2009. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, based on representations made to us by the selling stockholders, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

          The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

          Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

          The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

	Shares			Percentage of
	Beneficially	Maximum	Shares	Common
	Owned	Number of	Beneficially Owned	Stock Owned
	Before the	Shares to be	After the	After
Name of Beneficial Owner	Offering	Sold	Offering (1)	Offering (1)

Tongley Investments Ltd.	3,000,000	3,000,000	0	0%
Hua-Mei 21st Century Partners, LP (2)	1,472,276	120,000	1,352,276	3.9%
Guerrilla Partners, LP (3)	1,014,843	60,000	954,843	2.8%
Jayhawk Private Equity Fund, L.P. (4)	3,184,294	11,847	3,172,447	9.0%
Jayhawk Private Equity Co- Invest Fund, L.P. (5)	387,900	188,153	199,747	*
The USX China Fund (6)	88,300	10,800	77,500	*
Cranshire Capital, L.P. (7)	168,899	50,000	118,899	*
	TOTAL	3,440,800

* Less than 1%

(1) Assumes that all securities offered are sold.

(2) Includes an aggregate of 375,000 shares underlying warrants to purchase shares of our common stock. Peter Siris and Leigh Curry are the Managing Directors of Guerrilla Capital Management, LLC, which is the General Partner of Hua - Mei 21st Century Partners, LP and have voting power and investment power over securities held by Hua -Mei 21st Century Partners, LP.

(3) Includes an aggregate of 187,501 shares underlying warrants to purchase shares of our common stock. Peter Siris and Leigh Curry are the Managing Directors of Guerrilla Capital Management, LLC, which is the General Partner of Guerrilla Partners, LP and have voting power and investment power over securities held by Guerrilla Partners, LP.

(4) Includes an aggregate of 1,019,252 shares underlying warrants to purchase shares of our common stock. Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Fund, L.P.

(5) Includes an aggregate of 64,174 shares underlying warrants to purchase shares of our common stock. Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity Co-Invest Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Co-Invest Fund, L.P.

(6) Includes an aggregate of 18,000 shares underlying warrants to purchase shares of our common stock. Steven L. Parr has sole voting and investment control over the securities held by The USX China Fund.

(7) Includes an aggregate of 65,626 shares underlying warrants to purchase shares of our common stock. Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of November 17, 2010, there were 34,419,709 shares of common stock outstanding.

          Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law. In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. However, the selling stockholders have the right to participate in up to an aggregate of 75% of certain financing transactions conducted by us up to and including December 31, 2011. The stockholders who purchased shares in our November 2009 private placement also have the right to participate in up to an aggregate of 25% of certain financing transactions conducted by us prior to April 28, 2011. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

          The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Other than a special dividend paid on April 5, 2007 in connection with our reverse merger, our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

          All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Indemnification of Directors and Officers

          Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS, and our articles of incorporation and by laws.

          Under the NRS and our articles of incorporation and bylaws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically, except for the following:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

          Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees, and agents, to the fullest extent permitted by the NRS. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Transfer Agent and Registrar

          Our independent stock transfer agent is Interwest Transfer Company, Inc. Their mailing address is 1981 East Holladay Blvd., P.O. Box 17136, Salt Lake City, UT 84117. Their phone number is (801) 272-9294.

PLAN OF DISTRIBUTION

          The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that the Registration Statement of which this prospectus is a part is declared effective by the Commission;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

               Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the Purchasers of shares, from the Purchasers) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

          The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the Purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

          The Company has advised each selling stockholder that it may not use shares registered on the Registration Statement of which this Prospectus is a part to cover short sales of Common Stock made prior to the date on which the Registration Statement shall have been declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

          The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

          The validity of the common stock offered by this prospectus has been passed upon for us by Holland & Hart LLP, Nevada.

EXPERTS

          The consolidated financial statements for the years ended December 31, 2008 and 2009 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

          We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

          Please call the SEC at (800) 732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by us with the SEC (under Commission File Number 001-34449) are incorporated by reference in this prospectus:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 29, 2010, as amended on Form 10-K/A on April 5, 2010 and April 30, 2010, ;

  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 13, 2010;

  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 10, 2010;

  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 15, 2010;

  Current Reports on Form 8-K, filed on January 19, 2010, March 31, 2010, April 30, 2010, May 14, 2010, May 18, 2010, July 2, 2010, August 10, 2010, August 17, 2010, September 13, 2010, and October 21, 2010; and

  The description of our common stock contained in our Registration Statement on Form 8-A filed on September 1, 2009.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

          Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement.

          You may request a copy of these filings, at no cost to you, by calling us at (+86) 539-7317959 or by writing to us at the following address: Beihuan Road, Junan County, Shandong, China 276600.

          Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost by writing us at the following address: Beihuan Road, Junan County, Shandong, China 276600.

AMERICAN LORAIN CORPORATION

3,440,800 Shares
Common Stock

PROSPECTUS

_____________, 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth an estimate of the fees and expenses relating to the registration of our securities of which shall be borne by us. Such fees and expenses are estimated to be as follows:

SEC registration fee	$657
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Total	$20,657

Item 15. Indemnification of Officers and Directors

          Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, or the NRS, empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

          Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1

Restated Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware. Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on May 9, 2007.

3.2	Bylaws of the registrant, adopted on March 31, 2000. Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form 10SB12G filed on October 19, 2001.
5.1	Opinion of Holland & Hart LLP as to the legality of the common stock being registered. (1)
10.1

Securities Purchase Agreement dated as of September 9, 2010, by and between American Lorain Corporation and the selling stockholders. Incorporated by reference to Exhibit 99.1 to the registrant’s current report on Form 8-K filed on September 13, 2010.

10.2	Make Good Escrow Agreement, dated as of September 9, 2010. Incorporated by reference to Exhibit 99.3 to the registrant’s current report on Form 8-K filed on September 13, 2010.
10.3	Registration Rights Agreement, dated as of September 9, 2010. Incorporated by reference to Exhibit 99.3 to the registrant’s current report on Form 8-K filed on September 13, 2010.
10.4	Stockholder Agreement, dated as of September 9, 2010. Incorporated by reference to Exhibit 99.3 to the registrant’s current report on Form 8-K filed on September 13, 2010.
23.1	Consent of Holland & Hart LLP, included in Exhibit 5.1.*
23.2	Consent of Samuel H. Wong & Co., LLP, an independent registered accounting firm.*
24	Power of Attorney. (1)

(1) Filed previously
* Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

           (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shandong, on the 19th day of November, 2010.

AMERICAN LORAIN CORPORATION

By : /s/ Si Chen
        Si Chen
        Chairman, Director and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Form S-3 has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Si Chen	Chairman, Director and Chief Executive Officer	November 19, 2010
Mr. Si Chen	(Principal Executive Officer)

/s/ Lin Fu	Interim Chief Financial Officer	November 19, 2010
Ms. Lin Fu	(Principal Financial Officer)

/s/ Yundong Lu*	Chief Operating Officer and Director	November 19, 2010
Mr. Yundong Lu

/s/ Delkai Yin*	Director	November 19, 2010
Mr. Delkai Yin

/s/ Yongjun Li*	Director	November 19, 2010
Mr. Yongjun Li

/s/ Maoquan Wei*	Director	November 19, 2010
Mr. Maoquan Wei

/s/ Tad M. Ballantyne*	Director	November 19, 2010
Tad M. Ballantyne

*By: /s/ Si Chen
Si Chen
Attorney-in-fact